Exhibit 99.1

Bank of Florida Corp. to Present at the 13th Annual Gulf South Bank Conference

NAPLES, Fla.--(BUSINESS WIRE)--Bank of Florida Corp. (Nasdaq:BOFL), an $1.4 billion-asset multi-bank holding company based in Naples, Florida, today announced that it will participate as a presenter at the 13th Annual Gulf South Bank Conference to be held in New Orleans, Louisiana on April 30 and May 1, 2008. The Gulf South Bank Conference is recognized by the investment community as one of the premier regional bank conferences with an emphasis on small-to-mid cap companies and will feature senior executives from over 25 financial institutions across the Southeast.

Michael L. McMullan, President and CEO, will discuss Bank of Florida Corp.’s business strategies and recent financial performance. A webcast of the presentation will occur at 11:50 AM CT on May 1, 2008 and may be accessed live via the following weblink: http://investor.shareholder.com/media/eventdetail.cfm?eventid=53914&Co mpanyID=BOFL&e=1&mediaKey=2677C9841362604E27455BF8B8EA496B. (Due to its length, this URL may need to be copied/pasted into your Internet browser's address field.  Remove the extra space if one exists.) Investors may also access the webcast by going to the Company’s website at www.bankofflorida.com.

Bank of Florida Corporation, incorporated in September 1998, is one of the four largest publicly traded commercial banks headquartered in Florida.

Bank of Florida Corporation

Bank of Florida Corporation. (Nasdaq:BOFL) (Newspaper listing: “BcshFla”) is an $1.4 million-asset multi-bank holding Company headquartered in Naples, Florida. Bank of Florida Corporation is the parent company for Bank of Florida - Southwest in Collier and Lee Counties; Bank of Florida – Southeast in Broward, Miami-Dade and Palm Beach Counties; Bank of Florida – Tampa Bay in Hillsborough County; and Bank of Florida Trust Company. Investor information may be found on the Company’s web site, http://www.bankofflorida.com, by clicking on the "Investor Relations" tab. To receive an email alert of all Company press releases, SEC filings, and events, select the “Email Notification” section.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “target,” “plan,” “project,” or “continue” or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management’s plans and current analyses of Bank of Florida Corporation, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect Bank of Florida Corporation financial performance and could cause actual results for fiscal 2008 and beyond to differ materially from those expressed or implied in such forward-looking statements. Bank of Florida Corporation does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACT:
Bank of Florida Corp., Naples
Tracy L. Keegan, Executive VP & CFO, 239-254-2147